                          CERTIFICATE OF INCORPORATION

                                       OF

                           INTERLINK ELECTRONICS, INC.

         The undersigned, in order to form a corporation for the purpose hereinafter stated, under and pursuant to the General Corporation Law of Delaware (the "Law"), hereby certifies that:

                                    ARTICLE I

         The name of the Corporation is Interlink Electronics, Inc.

                                   ARTICLE II

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Law.

                                   ARTICLE III

     A. The Corporation is authorized to issue a total of 15,100,000 shares of two classes of stock: 15,000,000 shares of Common Stock ($.00001 par value) and 100,000 shares of Preferred Stock ($5.00 par value).

     B. Holders of Common Stock are entitled to one vote per share on any matter submitted to the stockholders. On dissolution of the Corporation, after any preferential amount with respect to the Preferred and any other class or series of Preferred Stock has been paid or set aside, the holders of Common Stock and the holders of any series of Preferred Stock entitled to participate in such distribution of assets are entitled to receive the net assets of the Corporation.

     C. The Board of Directors is authorized, subject to limitations prescribed by the Law, and by the provisions of this Article, to provide for the issuance of shares of Preferred Stock in series, to establish from time to time the number of shares to be included in each series and to determine the designations, relative rights, preferences and limitations of the shares of each series. The authority of the Board of Directors with respect to each series includes determination of the following:

         (1) The number of shares in and the distinguishing designation of that series;

         (2) Whether shares of that series shall have full, special, conditional, limited or no voting rights, except to the extent otherwise provided by the Law;

         (3) Whether shares of that series shall be convertible and the terms and conditions of the conversion, including provision for adjustment of the conversion rate in circumstances determined by the Board of Directors;

         (4) Whether shares of that series shall be redeemable and the terms and conditions of redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions or at different redemption dates;

         (5) The dividend rate, if any, on shares of that series, the manner of calculating any dividends and the preferences of any dividends;

         (6) The rights of shares of that series in the event of voluntary or involuntary dissolution of the Corporation and the rights of priority of that series relative to the Common Stock and any other series of Preferred Stock on the distribution of assets on dissolution; and

         (7) Any other rights, preferences and limitations of that series that are permitted by law.

                                   ARTICLE IV

         No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for conduct as a director, provided that this Article shall not eliminate the liability of a director for any act or omission for which such elimination of liability is not permitted under the Law. No amendment to the Law that further limits the acts or omissions for which elimination of liability is permitted shall affect the liability of a director for any act or omission which occurs prior to the effective date of the amendment.

                                    ARTICLE V

         The Corporation shall indemnify any current or former director or officer and may indemnify any current or former employee or agent of the Corporation to the fullest extent not prohibited by law, who is made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative, investigative or other (including an action, suit or proceeding by or in the right of the Corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to any employee benefit plan of the Corporation, or serves or served at the request of the Corporation as a director, officer, employee or agent, or as a fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust or other enterprise. The Corporation shall pay for or reimburse the reasonable expenses incurred by any such current or former director or officer and may pay for or reimburse the reasonable expenses incurred by any such current or former employee or agent, in any such proceeding in advance of the final disposition of the proceeding if the person sets forth in writing (i) the person's good faith belief that the person is entitled to indemnification under this Article and (ii) the person's agreement to repay all advances if it is ultimately determined that the person is not entitled to indemnification under this Article. No amendment to this Article that limits the Corporation's obligation to indemnify any person shall have any effect on such obligation for any act or omission that occurs prior to the later of the effective date of the amendment or the date notice of the amendment is given to the person. This Article shall not be deemed exclusive of any other provisions for indemnification or advancement of expenses of directors, officers, employees, agents and fiduciaries that may be included in any statute, bylaw, agreement, general or specific action of the Board of Directors, vote of shareholders or other document or arrangement.

                                   ARTICLE VI

         Pursuant to Section 109 of the Law, the Board of Directors is authorized to the maximum extent permitted under the Law to adopt, amend or repeal from time to time any or all of the bylaws of the Corporation.

                                   ARTICLE VII

         The directors of the Corporation shall be divided into three classes, to be known as Class I, Class II and Class III. The number of directorships of each class shall be as nearly equal as possible. The initial term of office of each Class III director shall expire at the annual meeting of the stockholders of the Corporation held in 1997; the initial term of office of each Class II director shall expire at the annual meeting of the stockholders of the Corporation held in 1998; the initial term of office of each Class I director shall expire at the annual meeting of the stockholders of the Corporation held in 1999. Except as provided above with respect to the initial terms of directors of the Corporation, and except that directors appointed to fill any vacancy or newly created directorship shall hold office until the next election of the class for which such director has been chosen, directors shall hold office until the annual meeting of the stockholders of the Corporation for the year three years after the year of their election and until their successors have been elected and qualified.

                                  ARTICLE VIII

         The street address and the mailing address of the Corporation's registered office in the State of Delaware is 15 E North Street, P.O. Box 899, Dover, Kent County, Delaware 19901 and the name of its registered agent at that address is Incorporating Services, Ltd.

                                   ARTICLE IX

         The name and address of the incorporator is John R. Thomas, 900 SW Fifth Avenue, Suite 2300, Portland, Oregon 97204.

         IN WITNESS WHEREOF, the undersigned has signed this Certificate of Incorporation on April 29, 1996.

                                                      /s/ John R. Thomas
                                                     ------------------------
                                                     John R. Thomas

         [As filed with the Delaware Secretary of State on July 26, 1996.]

                              CERTIFICATE OF MERGER

         Pursuant to Section 252(c) of the Delaware General Corporation Law, Interlink Electronics, Inc., the surviving corporation in the merger described below, states as follows:

         1. The name and state of incorporation of each constituent corporation are as follows:

                 NAME                              STATE OF INCORPORATION
        Interlink Electronics                             California
        Interlink Electronics, Inc.                         Delaware

         2. An agreement and plan of merger has been approved, certified, executed and acknowledged by each of the constituent corporations in accordance with Section 252 of the Delaware General Corporation Law.

         3. The name of the surviving corporation is Interlink Electronics, Inc.

         4. Effective as of the merger, the Certificate of Incorporation of the surviving corporation shall be the Certificate of Incorporation of Interlink Electronics, Inc.

         5. The executed agreement and plan of merger is on file at the principal place of business of the surviving corporation at 546 Flynn Road, Camarillo, California 93012.

         6. A copy of the agreement and plan of merger will be furnished on request and without cost to any stockholder of any constituent corporation.

         7. Interlink Electronics, the constituent California corporation, is authorized to issue 40,000,000 shares of common stock and 10,000,000 shares of preferred stock. The par value for the common stock is $ .00001 per share, and preferred stock is $5.00 per share.

                                          INTERLINK ELECTRONICS, INC.


                                          By: /s/ E. Michael Thoben, III
                                             ------------------------
                                             E. Michael Thoben, III
                                             President

                                      and By: /s/ Paul D. Meyer
                                             ------------------------
                                             Paul D. Meyer, Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                           INTERLINK ELECTRONICS, INC.


         Pursuant to Section 242 of the Delaware General Corporation Law (the "DGCL") Interlink Electronics, Inc., a Delaware corporation (the "Company"), does hereby certify that:

         1. At a meeting of the Board of Directors of the Company, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the Company declaring that amendment to be advisable and directing that the amendment be proposed to be considered at the annual meeting of stockholders. The amendment amends Article III, paragraph A to read as follows:

         "The Corporation is authorized to issue a total of 50,100,000 shares of two classes of stock: 50,000,000 shares of Common Stock ($.00001 par value) and 100,000 shares of Preferred Stock ($5.00 par value)."

         2. The amendment was duly adopted by the stockholders of the Company at the annual meeting of the stockholders duly called and held, upon notice in accordance with Section 222 of the DGCL.

         3. The amendment was duly adopted in accordance with the provisions of
Section 242 of the DGCL.

         IN WITNESS WHEREOF, Interlink Electronics, Inc. has caused this certificate to be signed by Paul D. Meyer, its Chief Financial Officer, this 29th day of June, 2000.

                                                     INTERLINK ELECTRONICS, INC.


                                                     By   /s/ Paul D. Meyer
                                                        ------------------------
                                                         Paul D. Meyer
                                                         Chief Financial Officer